UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Capital Lease Funding, Inc.

(Exact name of registrant as specified in its charter)

Maryland	52-2414533
(State of incorporation or organization)	(IRS employer identification no.)
110 Maiden Lane New York, New York	10005
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-110644

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock par value $.01 per share	The New York Stock Exchange*

Securities to be registered pursuant to Section 12(g) of the Act: None.

* Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the common stock of the Registrant to be registered hereunder is contained in the section entitled “Description of Common Stock” in the Registrant’s Registration Statement on Form S-11 (Registration No. 333-110644), as initially filed with the Securities and Exchange Commission on November 21, 2003, as amended (the “Registration Statement”). Such portion of the Registration Statement is hereby incorporated by reference.

Item 2.    Exhibits.

Exhibit No.	Description
3.1	Form of Articles of Amendment and Restatement of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-11 (Registration No. 333-110644)).

3.2	Form of Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-11 (Registration No. 333-110644)).

4.1	Specimen of certificate for shares of Common Stock, $0.01 par value (incorporated by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form S-11 (Registration No. 333-110644)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CAPITAL LEASE FUNDING, INC. (Registrant)

Dated: March 8, 2004	By:	/s/ PAUL H. MCDOWELL

Paul H. McDowell Chief Executive Officer